UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 14, 2017

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700 Sunnyvale, California		94089
(Address of principal executive offices)		(ZIP Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

On July 17, 2017, in connection with the expiration of the five-year term of Dr. Ronald Black’s employment agreement with Rambus Inc. (“Rambus” or the “Company”), the Company entered into a new employment agreement (the “Agreement”) with Dr. Black, which sets forth the terms and provisions governing Dr. Black’s continued employment as President and Chief Executive Officer of the Company. The Agreement is effective June 26, 2017 (the “Effective Date”). The following summary is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference. The Agreement was approved by both the independent members of the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”).

Term of Agreement. The Agreement will commence on the Effective Date and will remain in effect through June 26, 2022, subject to certain extensions in connection with a “Change of Control” of the Company or certain terminations of employment. The Agreement may be terminated at any time by either party with or without cause.

Salary. The Agreement sets Dr. Black’s annual salary at $555,000.

Annual Incentive. The Agreement provides that Dr. Black will be eligible to receive an annual incentive with a target bonus at least equal to 100% of his base salary and a maximum bonus equal to at least 200% of his base salary, subject to the achievement of performance goals established by the Compensation Committee following consultation with Dr. Black. For fiscal year 2017, Dr. Black’s target bonus will equal 130% of his base salary with a maximum bonus equal to 260% of his base salary, and his target and maximum bonuses for future fiscal years will be established by the Compensation Committee in those future periods.

Equity Awards. Dr. Black will be eligible to receive equity awards as determined by the Compensation Committee.

Employee Benefits and Relocation. Dr. Black will be eligible to participate in the Company’s benefits plans, policies and arrangements applicable to other executive officers of the Company. The Company will reimburse Dr. Black for reasonable expenses in connection with the relocation of his European residence in support of the Company’s long term tax strategy, not to exceed $200,000 in the aggregate. Further, the Company will reimburse Dr. Black up to $15,000 for his reasonable attorneys’ fees incurred in the negotiation, preparation and execution of the Agreement.

Severance. In the event the Company terminates Dr. Black’s employment with the Company without “Cause” and such termination does not occur within the three months prior to or 12 months following a Change of Control, Dr. Black will receive: (i) continued payment (over 12 months) of one year of base salary and 100% of his target bonus, (ii) a monthly $3,000 payment (in lieu of continued employee benefits) for a period of 12 months, and (iii) 12 months additional vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date). In the event the Company terminates Dr. Black’s employment with the Company without “Cause” or Dr. Black voluntarily terminates his employment for “Good Reason”, and in either event, such termination occurs within three months prior to or 12 months following a Change of Control, Dr. Black will receive: (i) continued payment (over 12 months) of 18 months of base salary and 150% of his target bonus, (ii) a monthly $3,000 payment (in lieu of continued employee benefits) for a period of 18 months, and (iii) 100% vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date). If Dr. Black’s employment is terminated due to his death or “Disability”, Dr. Black (or his estate) will receive a pro-rated annual bonus (determined at the time bonuses are paid to other executives) and any accrued but unpaid benefits.

The severance payments and other benefits will be subject to Dr. Black (or his estate, as applicable) entering into (and not revoking) a release of claims agreement against the Company and Dr. Black’s continued compliance with certain non-compete, non-solicit, and non-disparagement provisions contained in the Agreement.

Excise Tax. In the event that the severance payments and other benefits payable to Dr. Black constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Dr. Black’s severance and other benefits will be either: (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Dr. Black on an after-tax basis of the greatest amount of benefits.

CEO Retention Equity Award

As part of its current compensation program and consistent with the Company’s equity award grant policy, on August 1, 2017, Dr. Black will be granted a one-time special equity award (the “RSU Award”) of restricted stock units (“RSUs”) with a value of $4,400,000, granted under the Company’s 2015 Equity Incentive Plan. The RSU Award has both a time-based component (the “Time-Based RSUs”) and performance-based component (the “Performance RSUs”) with 50% of the RSUs scheduled to vest subject to Dr. Black’s continuing service to the Company and 50% of the RSUs (assuming target level of performance) eligible to vest only upon achievement of performance goals.

When considering the RSU Award, the Board and the Compensation Committee, with advice and input from its independent compensation consultant, considered Dr. Black’s critical role in leading the Company through a large-scale transformation during his tenure as CEO. Since Dr. Black joined the Company in 2012, the Company has recognized significant increases in revenue, market value and total shareholder return. As Dr. Black is vital to the continued success of the Company, the Board and the Compensation Committee felt it appropriate to grant the RSU Award as an incentive to Dr. Black to remain with the Company and to provide Dr. Black an opportunity to participate in stockholder value creation if the Company is able to meet aggressive performance goals. The RSU Award was designed to motivate and incentivize Dr. Black to drive the long-term growth of the Company and to align his financial interests with those of our stockholders.

When determining the size of the RSU Award, the Board and the Compensation Committee considered a number of factors. In December 2015, the Company granted retention oriented equity awards to its executives, but did not award a retention award to Dr. Black. Dr. Black did not receive a retention award in December 2015 because the December 2015 awards vested solely based on continued service and the Board and the Compensation Committee wanted any potential award to Dr. Black to also include meaningful performance requirements. Additionally, at the time of the 2015 grants, Dr. Black had an existing performance-based option award and the Board and the Compensation Committee did not want overlap with the performance-based option. In July 2017, despite outstanding Company performance, Dr. Black will have forfeited 595,000 shares of the performance-based option award because the Company did not achieve the extremely aggressive stock price hurdles associated with the award. The Board and the Compensation Committee considered the fact that Dr. Black did not receive a retention grant in December 2015 and expiration of the performance-based option award when calculating the number of shares subject to the RSU Award.

The Time-Based RSUs are scheduled to vest in three equal installments on each annual anniversary of the grant date, thereby providing an incentive to Dr. Black to remain with the Company.

The Performance RSUs will vest only upon achievement of revenue growth and stock price goals. By linking the vesting of the Performance RSUs to performance, Dr. Black will only realize value from the Performance RSUs if the Company’s revenue and stock price grows, thus aligning Dr. Black’s financial interests with the interests of our stockholders and reinforcing the Company’s performance goals of long-term revenue growth and increased stockholder value. The number of Performance RSUs that will become eligible to vest will be measured over a three-year period ending December 31, 2019, unless the performance period is shortened because of a change of control of the Company or a termination of Dr. Black’s employment without cause. At the end of the performance period, the Company’s compounded average annual revenue growth (“CAARG”) from

2017 through 2019 will be measured and every 1% of CAARG will result in Dr. Black becoming eligible to vest in 10% of the target number of Performance RSUs, up to a maximum of 150% of the target number of Performance RSUs at 15% CAARG. If the CAARG is zero or is negative, Dr. Black will not be eligible to receive any of the Performance RSUs relating to the CAARG goal.

In addition, if the Company’s average closing stock price for the consecutive 20-day trading period ending on December 31, 2019 exceeds 130% of the Company’s stock price on the RSU Award’s date of grant, Dr. Black will be eligible to earn 50% of the target number of Performance RSUs. Alternatively, in the event of a change of control of the Company or upon a qualifying termination of Dr. Black’s employment, in either event that occurs before December 31, 2019, the stock price will be measured based on the anticipated change of control price or the average closing stock price for the consecutive 20-day trading period ending on the termination date, as applicable. Achievement of the stock price goal will be all or nothing and there will be no partial achievement for any stock price gain less than 130%. In no event will more than 150% of the target Performance RSUs be eligible to vest.

The Performance RSUs that become eligible to vest following the satisfaction of the performance criteria (the “Eligible RSUs”) will vest on December 31, 2019 (or earlier upon a change of control of the Company or upon a qualifying termination of Dr. Black’s employment). If the performance goals are not achieved, Dr. Black will not vest in any of the Performance RSUs. Dr. Black must remain employed through the end of the performance period in order to vest in the Eligible RSUs. If the Company undergoes a change of control or Dr. Black’s employment is terminated without cause, a pro-rata portion of the Eligible RSUs will vest upon the closing of the change of control or qualifying termination, as applicable, based upon the number of completed months between January 1, 2017 and the closing of the change of control or termination date, as applicable. In the event of a change of control, any remaining Eligible RSUs will be scheduled to vest on each December 31 remaining in the performance period, subject to any accelerated vesting provisions set forth in the Agreement. In the event of a qualifying termination of employment outside of the context of a change of control, pursuant to the terms of the Agreement, Dr. Black will receive 12 months additional vesting of any Eligible RSUs.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between the Company and Ronald Black, dated July 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2017	Rambus Inc.

/s/ Jae Kim
Jae Kim, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title

10.1	Employment Agreement between the Company and Ronald Black, dated July 17, 2017.